U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2005

KAISER GROUP HOLDINGS, INC.

(successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9300 Lee Highway
Fairfax, Virginia 22031-1207
(Address of principal executive offices, including zip code)

703-934-3413
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

James J. Maiwurm, the Chairman of the Board and a director of the Registrant, has resigned from the Registrant’s Board of Directors effective February 18, 2005.

Item 8.01                                                 Other Events

Based on advice from its transfer agent, in December 2004 the Registrant believed it was entitled to file a Form 15 to deregister under the Securities Exchange Act of 1934.  Based on the Registrant’s further review of its stockholder records, however, it now believes there are in excess of 300 holders of record of its common stock.  Therefore, on February 17, 2005 the Registrant filed with the Securities and Exchange Commission an Amended Form 15 withdrawing the Form 15 filed with the Commission on December 20, 2004.

The Registrant was not required to file any reports with the Commission between the date of filing of the original and amended Forms 15.  The Registrant will continue to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 so long as they are applicable.  The Registrant will consider means by which the number of holders of record of its common stock may be reduced to less than 300, which would allow the Company to proceed with the deregistration process.

The Registrant’s preferred and common stock are now traded on the “pink sheets” at http://www.pinksheets.com under the symbols KGHI and KGHIP.  The Registrant expects that its preferred and common stock will continue to trade on the pink sheets.

A copy of the Registrant’s press release dated February 17, 2005 is attached to this Report on Form 8-K as Exhibit 20.

Item 9.01                                                 Financial Statements and Exhibits

Exhibit 20 – Press release of Kaiser Group Holdings, Inc. dated February 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER GROUP HOLDINGS, INC.
(Registrant)

/s/ Douglas W. McMinn
Douglas W. McMinn
President and Chief Executive Officer

Date: February 17, 2005